CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K/A and in the corresponding 10-K as originally filed on April 16, 2001, into the Company's previously filed Registration Statement File No. 333-04761.


                                                     /s/ Arthur Andersen LLP

Portland, Oregon
July 30, 2001